Exhibit 11(b)




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                        CONSENT OF INDEPENDENT AUDITORS
                        -------------------------------


         We consent to the references to our Firm under the captions "Financial Highlights" in the Prospectus and "Auditors" in the Statement of Additional Information and to the incorporation by reference in this Post-Effective Amendment No. 22 to the Registration Statement (Form N-1A No. 2-66073) dated October 30, 1997, of NRM Investment Company of our report dated September 19, 1997, included in the 1997 annual report to shareholders of NRM Investment Company.



                                                           BEARD & COMPANY, INC.




Reading, Pennsylvania
October 30, 1997